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                                  EXHIBIT (10)

                             Opinion of Ropes & Gray



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                                  ROPES & GRAY
                              ONE FRANKLIN SQUARE
                              1301 K STREET, N.W.
                                 SUITE 800 EAST

ONE INTERNATIONAL PLACE     WASHINGTON, DC 20005-3333          30 KENNEDY PLAZA
BOSTON, MA 02110-2624            (202) 626-3900       PROVIDENCE, RI 02903-2328
(617) 951-7000                                                   (401) 459-4400
FAX: (617) 951-7050           FAX: (202) 626-3961           FAX: (401) 455-4401

                  WRITER'S DIRECT DIAL NUMBER: (202) 626-3925


                                 April 29, 1998




    American Performance Funds
    3435 Stelzer Road
    Columbus, Ohio  43219

    Gentlemen:

         You have registered under the Securities Act of 1933, as amended (the "1933 Act") an indefinite number of shares of beneficial interest ("Shares") of the American Performance Funds ("Trust"), as permitted by Rule 24f-2 under the Investment Company Act of 1940, as amended (the "1940 Act"). You propose to file a post-effective amendment on Form N-1A (the "Post-Effective Amendment") to your Registration Statement as required by Section 10(a)(3) of the 1933 Act and the Rules thereunder and Section 8(b) of the 1940 Act and the rules thereunder. The purpose of this filing is to provide unaudited financial statements for the American Performance Growth Equity Fund and to modify an investment policy with respect to the American Performance Intermediate Bond Fund.

         We have examined your Agreement and Declaration of Trust on file in the office of the Secretary of The Commonwealth of Massachusetts and the Clerk of the City of Boston. We have also examined a copy of your Bylaws and such other documents, receipts and records as we have deemed necessary for the purpose of this opinion.

         Based upon the foregoing, we are of the opinion that the issue and sale of the authorized but unissued Shares of each Fund of the Trust described in said Registration Statement (each a "Series") have been duly authorized under Massachusetts law. Upon the original issue and sale of your authorized but unissued Shares and upon receipt of the authorized consideration therefor in an amount not less than the net asset value of the Shares established and in force at the time of their sale, the Shares issued will be validly issued, fully paid and non-assessable.
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    April 29, 1998
    Page 2


         The American Performance Funds is an entity of the type commonly known as a "Massachusetts business trust." Under Massachusetts law, shareholders could, under certain circumstances, be held personally liable for the obligations of the Trust. However, the Agreement and Declaration of Trust provides for indemnification out of the property of a particular series of Shares for all loss and expenses of any shareholder of that series held personally liable solely by reason of his being or having been a shareholder. Thus, the risk of shareholder liability is limited to circumstances in which that series of Shares itself would be unable to meet its obligations.

         We understand that this opinion is to be used in connection with the filing of the Post- Effective Amendment. We consent to the filing of this opinion with and as part of your Post- Effective Amendment.

                                      Sincerely,

                                      /s/ Ropes & Gray

                                      Ropes & Gray